UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006 (October 10, 2005)

CONSTELLATION ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

1-12869 (Commission File Number)	Maryland (State or other jurisdiction of incorporation of Registrants)	52-1964611 (IRS Employer Identification No.)

750 E. Pratt Street

Baltimore, Maryland 21202

(Address of principal executive offices, including zip code, of Registrants)

410-783-2800

(Registrants’ telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 10, 2006, Constellation Energy Group, Inc. (“Constellation”), through certain of its subsidiaries, executed an agreement to sell its High Desert, Rio Nogales, Holland Energy, Big Sandy, University Park and Wolf Hills natural gas-fired generation assets to Tenaska Power Fund, L.P. (“Tenaska”) for $1.635 billion in cash, subject to closing adjustments.  The transaction is expected to close before the end of 2006 or in early 2007 and is subject to regulatory approvals and other standard closing conditions.

The agreement also contains customary representations, warranties and covenants of both parties, including an obligation on behalf of Constellation Energy’s subsidiaries to operate the generation assets in the ordinary course until the transaction is completed.  The agreement also provides for termination rights on behalf of both parties and that under specified circumstances Tenaska may be required to pay Constellation a termination fee of $81.75 million.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to Constellation Energy’s Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference.

*     *     *     *     *

Forward-Looking Statements.  We make statements in this report that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those we project. Such forward-looking statements include those regarding the expected closing of the transaction.  Factors that could cause the transaction to be delayed or to fail to close at all include failure to obtain regulatory approvals or a material adverse change in the business, assets, financial condition or results of operations of the plants being sold. For a full discussion of risks, uncertainties, and other important factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Forms 10-K and 10-Q under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.

Dated: October 16, 2006	By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Associate General Counsel, Chief Compliance Officer and Corporate Secretary